UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2022
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NEUROMETRIX, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4B Gill Street, Woburn, MA		02140
(Address of principal executive offices)		(Zip Code)
(781) 890-9989
Registrant’s telephone number, including area code
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bradley M. Fluegel to the Board of Directors
On June 27, 2022, the Board of Directors (the “Board”) of NeuroMetrix, Inc. (the “Company”) appointed Bradley M. Fluegel to the Board, effective as of July 1, 2022. Mr. Fluegel will serve as a Class II director with a term expiring at the Company’s 2024 annual meeting of stockholders. The Board also appointed Mr. Fluegel to serve on the Audit Committee of the Board. In connection with Mr. Fluegel’s appointment to the Board, the Board also approved an increase in the size of the Board from four to five members.
Mr. Fluegel, age 60, has been a principal of BMF Advisors since January 2018, where he advises healthcare companies. He previously served as Senior Vice President, Chief Healthcare Commercial Market Development Officer of Walgreens from October 2012 to January 2018. From April 2011 to September 2012, Mr. Fluegel served as Executive in Residence at Health Evolution Partners, a healthcare private equity firm. Mr. Fluegel served as Executive Vice President and Chief Strategy and External Affairs Officer of WellPoint, Inc. (now Elevance Health) from September 2007 to December 2010. Prior to that, Mr. Fluegel served as Senior Vice President of National Accounts and Vice President, Enterprise Strategy at Aetna, Inc. Mr. Fluegel currently serves on the board of directors of Performant Financial Corporation (Nasdaq: PFMT) and Digital Transformation Opportunities Corp. (Nasdaq: DTOC) and formerly served on the board of directors of Itamar Medical Ltd. and Fitbit, Inc. prior to Google’s acquisition of the company. Mr. Fluegel received a Master’s Degree in Public Policy from Harvard University’s Kennedy School of Government and a Bachelor of Arts in Business Administration from the University of Washington. He also serves as a lecturer at the University of Pennsylvania’s Wharton School of Business. Mr. Fluegel’s qualifications to serve on the Board include his extensive executive experience and his background in the healthcare industry.
The Board has affirmatively determined that Mr. Fluegel is an independent director pursuant to the Nasdaq Stock Market listing rules. There are no arrangements or understandings between Mr. Fluegel and any other person pursuant to which Mr. Fluegel was appointed as a director. The Company is not aware of any transaction in which Mr. Fluegel has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Fluegel has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.
Mr. Fluegel will be entitled to compensation for his service as a member of the Board pursuant to the Company’s policy for compensation of non-employee directors (as described below and pro-rated as applicable to reflect the actual time Mr. Fluegel will serve on the Board for the year). Pursuant to such policy, in connection with his appointment to the Board, the Company granted Mr. Fluegel a number of restricted stock units (“RSUs”) (each RSU relating to one share of the Company’s common stock) having an aggregate fair market value equal to $100,000, which will vest in eight equal quarterly installments beginning September 30, 2022 with the final installment to vest on the date of the 2024 annual meeting of stockholders, subject to Mr. Fluegel’s continued service on the Board through the applicable vesting dates.
Mr. Fluegel and the Company will also enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.8 to the Company’s Form S-1/A (File No. 333-115440), filed by the Company on June 22, 2004 and is incorporated herein by reference.
A copy of the press release announcing Mr. Fluegel’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Policy for Compensation of Non-employee Directors
Beginning on May 3, 2022, the Company approved amendments to the policy for compensating non-employee directors of the Company. Pursuant to the amended policy, the annual retainer for non-employee directors is $40,000. Annual retainers for serving as chair of a committee are as follows:

Position	Retainer
Audit Committee Chairperson	$10,000
Compensation Committee Chairperson	$5,000
Nominating and Corporate Governance Committee Chairperson	$5,000

These fees are payable in arrears in quarterly installments. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board or any committee thereof. In addition, the Company grants to new non-employee directors upon their initial election to the Board a number of RSUs having an aggregate fair market value equal to $100,000. In connection with each of the Company’s annual meetings of stockholders, each non-employee director receives RSUs having an aggregate fair market value of $60,000, which vest at the end of the period beginning on the date of each regular annual meeting of stockholders and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 28, 2022    NEUROMETRIX, INC.
By:    /s/ Thomas T. Higgins
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer

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